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                           SCHEDULE 14A - INFORMATION
                           REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                             (AMENDMENT NO.     )

Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

/ /   Preliminary Proxy Statement.            / /  Confidential, for Use
                                                   of the Commission Only
                                                   (as permitted by Rule
                                                   14a-6(e)(2))
/ /   Definitive Proxy Statement.

/ /   Definitive Additional Materials.

/X/   Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      CROWN CENTRAL PETROLEUM CORPORATION
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               (Name of Registrant as Specified in Its Charter)

            GOLNOY BARGE COMPANY, INC. AND APEX OIL COMPANY, INC.
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   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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                            APEX OIL COMPANY, INC.
                          GOLNOY BARGE COMPANY, INC.
                             8182 MARYLAND AVENUE
                           CLAYTON, MISSOURI 63105

                                August 9, 2000

Dear Fellow Crown Central Shareholders:

You shortly will be receiving proxy materials from us opposing the proposed merger of Crown Central Petroleum Corporation with Rosemore Acquisition Corporation, an entity affiliated with Henry A. Rosenberg, Jr., the chief executive officer of Crown Central. You already may have received proxy materials from Crown Central's Board of Directors soliciting your vote in favor of the proposed insider merger with Rosemore. WE URGE YOU NOT TO TAKE ANY ACTION UNTIL YOU HAVE RECEIVED AND CAREFULLY CONSIDERED OUR PROXY STATEMENT WHICH CONTAINS IMPORTANT INFORMATION SUPPORTING OUR OPPOSITION TO THE PROPOSED MERGER.

We believe that the proposed insider merger with Rosemore does not result in maximum value for Crown Central's shareholders because it:

 * offers inadequate value to Crown Central's shareholders, especially in view of current market conditions and the recent financial performance of Crown Central;

 *    is clearly inferior to Apex's alternative proposal of $10.50 per share;

 * is the result of a biased bidding process designed to discourage potential bidders from offering full value for Crown Central; and

 * is the end result of the desire of certain of Crown Central's insiders to obtain ownership of Crown Central for themselves at the lowest price.

We will soon be mailing to you our proxy materials. WE STRONGLY URGE YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARDS WHICH YOU HAVE RECEIVED FROM CROWN CENTRAL OR ITS AGENTS UNTIL YOU HAVE THE OPPORTUNITY TO REVIEW AND CAREFULLY CONSIDER OUR MATERIALS. If you have any questions, please call our proxy solicitor, Georgeson Shareholder Communications Inc. at 1-800-223-2064.

Sincerely,

/s/ P.A. Novelly

P.A. Novelly, Chairman


Information concerning the officers and directors of Apex Oil Company, Inc. and Golnoy Barge Company, Inc. and a description of their interests in Crown Central can be obtained from Golnoy's prior Schedule 13-D statements of beneficial ownership in Crown Central (and amendments thereto) filed with the Securities and Exchange Commission, publicly available in electronic format on the SEC's website, www.sec.gov, via the SEC's Electronic Data Gathering,
                      -----------
Analysis and Retrieval (EDGAR) database.